Exhibit (p)(3)

Code of Ethics of Akre Capital Management, LLC

AKRE CAPITAL MANAGEMENT, LLC
CODE OF ETHICS
Adopted Under Rule 17j-1

Akre Capital Management, LLC (the "Adviser"), is confident that its Officers, Directors, and employees act with integrity and good faith.  The Adviser recognizes, however, that personal interests may conflict with the FBR Small Cap Value Fund (the "Fund") interests where Officers, Directors or employees:

  know about the Fund's present or future Fund portfolio transactions; or
  have the power to influence Fund portfolio transactions; and
  engage in Securities transactions for their personal account(s).

In an effort to prevent any conflicts from arising and in accordance with Rule 17j-1(c)(1) under the Investment Company Act of 1940 ("1940 Act"), the Adviser has adopted this Code of Ethics (the "Code") to address transactions that may create or appear to create conflicts of interest, and to establish reporting requirements and enforcement procedures.  (Definitions of underlined terms are included in Appendix I).

About this Code of Ethics

A.        Who is covered by the Code of Ethics?

  All Officers;

  All Directors; and

  All employees.

B.         What rules apply to me?

This Code sets forth specific prohibitions regarding Securities transactions.  All Officers, Directors and employees of the Adviser are considered both access persons and investment personnel, as defined in Appendix I attached hereto.  As such, all of the prohibitions and restrictions contained in this Code are universally applicable.  The Code also sets out certain reporting requirements attached in Part A.

Statement of General Principles.

In recognition of the trust and confidence placed in the Adviser by the Fund, and because the Adviser believes that its operations should benefit the Fund's shareholders, the Adviser has adopted the following universally applicable principles:

A.    The interests of the Fund's shareholders are paramount.  Shareholder interests must be placed before personal interest.

B.    All personal Securities transactions must be accomplished in a manner that avoids conflict between your personal interests and those of the Fund and its shareholders.

C.    You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Adviser, or that bring into question your independence or judgment.

Prohibitions and Restrictions Applicable to Akre Capital Management, LLC Personnel.

A.        Prohibition Against Fraud, Deceit and Manipulation.

You cannot, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund:

1.         employ any device, scheme or artifice to defraud the Fund;

2.         make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.         engage in any act, practice or course of business which would operate as a fraud or deceit upon the Fund; or

4.         engage in any manipulative practice with respect to the Fund.

B.         Limits on Accepting or Receiving Gifts.

You may not accept or receive any gift of more than de minimis value from any person or entity in connection with the Fund's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Fund.  [For purposes of this Code the term "de minimus" means a gift with a value of less than $100.]

C.         Insider Trading Procedures

The Akre Capital Management, LLC Insider Trading Compliance Procedures apply to all employees of the Adviser.

D.        Same Day Blackout on Personal Securities Transactions.

You cannot purchase or sell, directly or indirectly, any Security in which you have (or by reason of such transaction acquire) any beneficial ownership on the same day as the same (or a related) Security is being purchased or sold by Fund.

E.         Pre-Approval of Investments in IPOs and Limited Offerings.

You must obtain approval from the President before acquiring beneficial ownership of any Securities offered in an initial public offering or a limited offering.

Reporting Requirements.

Subject to Section 7 hereof, all Officers, Directors and employees must comply with the reporting requirements set forth in Part A.

Review and Enforcement of the Adviser's Code.

A.        Appointment of a Review Officer.

           A review officer (the "Review Officer") will be appointed by the President to perform the duties described in this Section 5.  The President will provide the name of the Review Officer to each access person at the time each such person becomes an access person.

B.         The Review Officer's Duties and Responsibilities.

The Review Officer shall notify each person who becomes an access person, of the reporting obligations under this Code at the time such person becomes an access person.

The Review Officer will, on a quarterly basis, compare all reported personal Securities transactions with the Fund's completed portfolio transactions and a list of Securities being considered for purchase or sale by the Adviser (if such a list exists), to determine whether a Code violation may have occurred.  Before determining that a person has violated the Code, the Review Officer must give the person an opportunity to supply explanatory material.

If the Review Officer determines that a Code violation has or may have occurred, the Review Officer must submit the determination, together with the confidential quarterly report and any explanatory material provided by the person, to the President.  The President will determine whether the person violated the Code.

No person is required to participate in a determination of whether he or she has committed a Code violation or discuss the imposition of any sanction against himself or herself.

The Review Officer will report his or her own Securities transactions to an Alternate Review Officer on a quarterly basis, which Alternative Review Officer shall otherwise fulfill the duties of the Review Officer with respect to Securities transactions so reported.

C.         Resolution; Sanction(s).

            If the Review Officer finds that a person has violated the Code, the Review Officer will approve a proposed resolution of the situation or, if appropriate and in consultation with the President, impose upon the person sanctions that the Review Officer deems appropriate and will report the violation and the resolution and/or sanction imposed to the Fund's Board of Trustees at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.  [If the Review Officer believes that the President has violated the Code, the Review Officer shall confer with the Adviser's legal counsel.]

Annual Written Report to the Board

At least once a year, the Adviser will provide the Fund's Board of Trustees a written report that includes:

A.        Issues Arising Under the Code.  The report will describe any issue(s) that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violation(s), and any resulting sanction(s); and

B.         Certification and Adoption.  The report will certify to the Board that the Adviser has adopted measures reasonably necessary to prevent its access persons from violating the Code.

Interrelationship With the Fund's Code of Ethics.

A.        General Principle.

A person who is both an Officer and/or Trustee of the Fund and an Officer, Director, and/or employee of the Adviser, is only required to report under this Code of Ethics.

B.         Procedures.  The President of the Adviser shall:

1.                   Submit to the Board of Trustees of the Fund a copy of this code of ethics;

2.                   Promptly furnish to the Fund, upon request, copies of any reports made under this code of ethics by any person who is also covered by the Fund's code;

3.                   Promptly report to the Fund in writing any material amendments to this code of ethics; and

4.                   Immediately furnish to the Fund, without request, all material information regarding any violation of this code of ethics by any person.

Recordkeeping.

The Adviser will maintain records as set forth below.  These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements.  They will be available for examination by representatives of the Securities and Exchange Commission.

A.        A copy of this Code and any other code which is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place.

B.         A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

C.         A copy of each report made by an access person under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

D.        A record of all persons who are, or within the past five years have been, required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place.

E.         A copy of each annual written report to the Board, required by Section 6 of this Code, must be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

F.         The Adviser must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of Securities acquired in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.

Miscellaneous.

A.        Confidentiality.  Except as otherwise provided herein, all personal Securities transactions reports and any other information filed under this Code will be treated as confidential, provided that such reports and related information may be produced to the Securities and Exchange Commission and other regulatory agencies.

B.         Interpretation of Provisions.  The President may from time to time adopt such interpretations of this Code as he deems appropriate.

C.         Compliance Certification.  Every year, you must certify that you have read, understood, and complied with this Code and the reporting requirements of this Code of Ethics.  An Annual Compliance Certification is attached as Appendix V.

Amended this 14th day
of December, 2000.

                                                                       PART A

                                                  Officers, Directors, and Employees

1.                   List of Securities Holdings

A.        Initial Holdings Report.

You must submit a listing of all Securities beneficially owned within 10 days of the date you first become an access person of the Adviser.  An Initial Holdings Report Form is attached as Appendix III.

You must provide the Review Officer with a complete listing of all Securities you beneficially own as of March 31, 2000.

The report must contain the following information:

1.         Title, number of shares and principal amount of each Security;

2.         The name of any broker, dealer or bank with whom you maintain an account in which Securities are held; and

3.         The date your report is submitted.

B.         Annual Holdings Report.

 Each year, you must submit a report to the Review Officer disclosing the Securities you beneficially own as of December 31st of that year.  The report must contain the same type of information as in your Initial Holdings Report.  An Annual Holdings Report Form is attached as Appendix IV.

2.          Required Transaction Reports.

A.        Quarterly Transaction Reports and Accounts Established:

1.         On a quarterly basis, you must report transactions in Securities, as well as any Securities accounts established.  You must submit your report to the Review Officer no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected or an account was established.  A Quarterly Personal Securities Transactions Report Form is included as Appendix II.

2.         If you had no reportable transactions or did not open any Securities accounts during the quarter, you are still required to submit a report.  Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

3.         Remember:  You are not required to report your transactions under the Fund's Code if you are required to file reports under this Code.

A.        What Securities Transactions and Accounts are Covered Under Your Quarterly Reporting Obligation?

You must report all transactions in Securities in which you have or acquire direct or indirect beneficial ownership.  The report must also include any account you established in which Securities were held for your direct or indirect benefit during the quarter.

B.         What Securities Transactions May Be Excluded from Your Report?

You are not required to detail or list the following Securities or transactions on your report:

5.          Purchases or sales effected for any account over which you have no direct or indirect influence or control.

6.          Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase Securities issued by your employer.

7.          Purchases arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

4.         Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect beneficial ownership in the Security included in the report.

APPENDIX I

Definitions

Access person includes any officer, director or employee of the Adviser.

Beneficial ownership means the same as it does under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder.  You should generally consider yourself the beneficial owner of any Securities in which you have a direct or indirect pecuniary interest.  In addition, you should consider yourself the beneficial owner of Securities held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

Control means the same as it does under in Section 2(a)(9) of the 1940 Act.  Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.  Ownership of more than 25% of a company's outstanding voting Securities is presumed to give the holder of such Securities control over the company.  This presumption may be countered by the facts and circumstances of a given situation.

Initial public offering (IPO) means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of section 13  or section 15(d) of the Securities Exchange Act of 1934.

Investment personnel means any officer, director or employee of the Adviser.  As of December 13, 2000 the Adviser's investment personnel include:

Charles T. Akre, Jr.
David Rainey
Melissa Ronaldson
Coreen Ross Rigoli

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) in the Securities Act of 1933 or pursuant to Rule 504, Rule 505 or Rule 506 thereunder.

Purchase or sale of a Security includes, among other things, the writing of an option to purchase or sell a Security.

Security means the same as it does under Section 2(a)(36) of the 1940 Act, except that it does not include direct obligations of the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments, including repurchase agreements, and shares issued by open-end funds.

A Security held or to be acquired by the Fund means any Security that within the most recent 15 days, (i) is or has been held by the Fund, or is being or has been considered by the Adviser for purchase or sale by the Fund and (ii), any option to purchase or sell, and any Security convertible into or exchangeable for any Security described above in (i).

A Security is being purchased or sold by the Fund from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Fund until the program has been fully completed or terminated.

A Security is being considered for purchase or sale by a Fund when a Security is identified as such by the Adviser to the Fund.

APPENDIX II

AKRE CAPITAL MANAGEMENT, LLC

Quarterly Personal Securities Transactions Report

Name of Reporting Person:

Calendar Quarter Ended:

Name of Issuer	Date of Transaction	Title of Security	No. of Shares/ Principal Amount	Type of Transaction	Price	Name of Broker, Dealer or Bank Effecting Transaction

If you had no reportable transactions during the quarter, please check here.  

If you established an account within the last quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Interest Rate (if applicable)	Maturity Date (if applicable)	Date Report Submitted by Access Person

If you did not establish a Securities account within the last quarter, please check here.  

If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.

Signature                                                 Date

APPENDIX III

AKRE CAPITAL MANAGEMENT, LLC

Initial Holdings Report

Name of Reporting Person:
Effective Date of Access Person Status:
Date Report Submitted:

Title of Security	No. Of Shares	Principal Amount

If you had no reportable transactions during the quarter, please check here. 

If you established an account within the last quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Interest Rate (if applicable)	Maturity Date (if applicable)

If you did not establish a Securities account within the last quarter, please check here. 

If you to disclaim beneficial ownership of one or more

Securities reported above, please describe below and indicate which Securities are at issue.

Signature                                                 Date

APPENDIX IV

 AKRE CAPITAL MANAGEMENT, LLC

Annual Holdings Report

Name of Reporting Person:
Date Report Submitted:
Calendar Year Ended:

Note:   All information in this Report must be current as of a date no more than 30 days prior to its submission.

Title of Security	No. Of Shares	Principal Amount

If you had no reportable transactions during the quarter, please check here. 

If you established an account within the last quarter, please provide the following information:

Name of Broker, Dealer or Bank	Date Account was Established	Interest Rate (if applicable)	Maturity Date (if applicable)

If you did not establish a Securities account within the last quarter, please check here. 

If you to disclaim beneficial ownership of one or more Securities reported above, please describe below and indicate which Securities are at issue.

Signature                                                 Date

Appendix V

 ANNUAL COMPLIANCE CERTIFICATION

I have recently read and reviewed the Fund's Code of Ethics.  I understand such policies and procedures and recognize that I am subject to them, and understand the penalties for non-compliance.  I certify that I am in full compliance with the Fund's Code of Ethics.  I further certify that I have fully and accurately completed this Certificate.  If there are any exceptions, they are fully disclosed below.

EXCEPTIONS (described fully):

Signature:
Name:
(please print)

Date:

Please return this form to the Review Officer not later than April 30, 2000.

Appendix VI

INVESTMENT ADVISER CERTIFICATION

Akre Capital Management, LLC, investment adviser to the FBR Small Cap Value Fund, hereby certifies to the Fund's Board of Trustees, that it has adopted procedures reasonably necessary to prevent its Access Persons from violating its Code of Ethics.

Charles T. Akre, Jr.                                                                               Date
Managing Member, Akre Capital Management, LLC

EXHIBIT C: Initial/Annual Reporting Forms
Employee Report of Holdings in Securities Initial/Annual Disclosure of Personal Securities Holdings (Asset Disclosure Form)
(Circle Initial Or Annual)
Name:
Department:
Date:
Employee Number:
I have direct or indirect ownership** interest in the following securities that are held at the following broker/dealers, companies or other institutions:
Name of Security	No. of Shares or Principal Amount	Name & Address: Broker/Dealers, Companies or Other Institutions	Account Number	Account Registration

(Use reverse side to enter additional information.)

I have identified above all applicable brokerage, company and other institutional accounts in which I have a direct or indirect beneficial ownership interest.  I understand that I must contact the Compliance Officer (or designee) at the time an account is closed and/or new account is opened.
Signature:

**Accounts for which you have a direct or indirect beneficial ownership interest include, for example, your own accounts as well as accounts of your spouse and/or minor children, adults living in your home, and trusts for which you are trustee or in which you have a beneficial ownership interest.  Please call the Compliance Officer (or designee) if you are unsure if you have a beneficial ownership interest in a brokerage account.

☐          Please check the box if you wish to disclaim beneficial ownership of any security listed on this report.

Exhibit C: Quarterly Reporting Form

MEMORANDUM FOR TRANSACTIONS IN A CALENDAR QUARTER

To:                    Compliance Officer (or designee)

From:

(Please print or type)

Date:

Subject:             Personal Securities Transaction Report*

This Personal Securities Transaction Report ("Report") is submitted pursuant to the Procedures under the Code of Ethics of Money Management Advisers, Inc, and certain Series of The FBR Funds.  The table below lists information with respect to purchases or sales in any reportable security in which I may be deemed to have a direct or indirect beneficial ownership interest.  I understand that I may have direct or indirect beneficial ownership of securities of which certain other persons are the record owners as well as securities of which I am the record owner, and I have included transactions in such securities in this Report where applicable.  I also understand that I am not required to include in this Report transactions effected for any account over which I do not have any direct or indirect beneficial interest, influence or control.

I hereby certify that:

1.         I am fully familiar with the Code of Ethics and the related Procedures referred to above as well as the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures.

2.         To the best of my knowledge, the information furnished in this Report is complete, true and correct.

Employee Signature

Date of Transaction	Issuer	Title of Securities	Shares or Principal Amount***	**Nature of Transaction	Price/Unit	Broker, Dealer or Bank	****

*       Important Note: This Report is due no later than 10 calendar days after the end of the calendar quarter in which the transaction took place.

**      Purchase, sale or any other type of disposition or acquisition.

***    Interest rate and maturity date (if applicable).

****  Check this column, if you wish to disclaim beneficial ownership of any security listed on this Report.

Exhibit D: Initial Acknowledgement Forms

(Privileged And Confidential Information)

THE FBR FUNDS

CODE OF ETHICS
INITIAL ACKNOWLEDGMENT FORM

I have read the Code of Ethics of Money Management Advisers, Inc. and certain Series of The FBR Funds, the related Procedures and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures, and I understand the requirements thereof.  I certify that I will comply with the above.  I understand that any violation of the above may lead to sanctions or other significant remedial action.

Print Name

Signature

Date

(Privileged And Confidential Information)

THE FBR FUNDS

CODE OF ETHICS
INITIAL ACKNOWLEDGMENT FORM
(Access and Investment Persons)

I have read the Code of Ethics of Money Management Advisers, Inc. and certain Series of The FBR Funds, the related Procedures and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures, and I understand the requirements thereof.  I certify that I will comply with the above.  I understand that any violation of the above may lead to sanctions or other significant remedial action.  I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Sections 5(B)(15)-(16) of the Code.

As appropriate, I have disclosed to the Compliance Officer (or designee) all personal securities holdings for which I have direct or indirect beneficial ownership and I will continue to do so on an annual and quarterly (if appropriate) basis as long as I am employed with any of the entities names above or any of their affiliates, and I will continue to keep this information current with the Compliance Officer (or designee).

I understand that there may be prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).

Print Name

Signature

Date

 (Privileged And Confidential Information)

THE FBR FUNDS

CODE OF ETHICS
ANNUAL ACKNOWLEDGMENT FORM

I have read the Code of Ethics of Money Management Advisers, Inc, and certain Series of The FBR Funds, the related Procedures and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures.  I understand the requirements thereof, and except as otherwise disclosed to the Compliance Officer (or designee), I certify that I have, to date, complied with and will continue to comply with such requirements, including, but not limited to, those requirements relating to gifts.  I understand that any violation of the above may lead to sanctions or significant remedial action.

Print Name

Signature

Date

(Privileged And Confidential Information)

THE FBRFUNDS

CODE OF ETHICS
ANNUAL ACKNOWLEDGMENT FORM
(Access and Investment Persons)

I have read the Code of Ethics of Money Management Advisers, Inc. and certain Series of The FBR Funds, the related Procedures (collectively, the "Code") and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures.  I understand the requirements thereof, and except as otherwise disclosed to the Compliance Officer (or designee), I certify that I have, to date, complied with, and will continue to comply with, such requirements.  I understand that any violation of the above may lead to sanctions or significant remedial action.  I understand that I may also be subject to disgorgement proceedings for any short-term transactions that I may conduct that are inconsistent with Sections 5(B)(15) - (16) of the Code.

As appropriate, I have reported or disclosed all personal securities transactions required to be reported or disclosed pursuant to the requirements of the Code.  I have reported to the Compliance Officer (or designee) all additions and/or deletions of accounts for reportable securities for which I have direct or indirect beneficial ownership held at broker/dealers, companies or other institutions.  I have disclosed all personal securities for which I have direct or indirect beneficial ownership.  I will continue to do so on an annual and quarterly (if appropriate) basis as long as I am employed by the entities named above or their affiliates.

I understand that there may be prohibitions, restrictions and blackout periods on certain types of securities transactions and that I am prohibited from acquiring any securities in an initial public offering (IPO).

Print Name

Signature

Date

Exhibit F

PROCEDURES FOR THE PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

ARTICLE XI    Securities Transactions Requiring Pre-Clearance

Employees who are deemed to be access persons desiring to purchase or sell a security requiring prior approval must request approval from the Compliance Officer (or designee) prior to execution of such transaction.  (Note:  Pre-clearance is also required for transactions in securities requiring prior approval whenever an employee has or acquires a beneficial ownership interest in such security.)  Failure to obtain pre-clearance when required will generally be considered a violation of these Procedures.

Employees are encouraged to seek pre-clearance for all of their transactions in reportable securities; however, pre-clearance is required only for transactions in securities requiring prior approval.  Exhibit B summarizes the difference between reportable securities and securities requiting prior approval.

ARTICLE XII   Pre‑Clearance Procedures

The procedure described below shall be followed in order to ascertain whether a proposed personal securities transaction by an employee should be approved or disapproved.  Employees should recognize that this procedure is designed to provide legal protection to the Adviser, its clients and employees.

Section 1.         Completion of Part I of Pre-Clearance Form

Requests for the pre-clearance of securities transactions shall be documented by completion of the Pre-Clearance Form (see Exhibit G).  The employee seeking to purchase or sell a security requiring prior approval shall complete Part I of the form in full and submit it to the Compliance Officer (or designee), and shall provide all of the information required by Part I of the form.

Section 2.         Completion of Part II of Pre-Clearance Form

The Compliance Officer (or designee) shall review the information in Part I of the Pre-Clearance Form for completeness.  If the proposed transaction requires pre-clearance, or the employee seeks pre-clearance even though it is not required, the Compliance Officer (or designee) will work with the Investments Department to complete Part II of the form.

Part II of the Pre-Clearance Form is completed for the purpose of ascertaining whether there are any potential conflicts of interest between recent or anticipated securities transactions in client accounts and proposed transactions by employees.  However, the Adviser believes that before an employee engages in any securities transaction, such employee has a duty to determine that the proposed transaction would not be in conflict with recent or proposed securities transactions in client accounts and would otherwise be in compliance with the Code and these Procedures.

Section 3.         Considerations During the Pre-Clearance Process

(a)        Anticipated Client Account Trades

For access persons, if any client account is considering the purchase of the same or equivalent security, the Compliance Officer (or designee) will disapprove the proposed transaction if it is a purchase of the same or equivalent security of the same issuer.  If any client account is considering the sale of the same or equivalent security, the Compliance Officer (or designee) will disapprove the transaction if it is a sale of the same or equivalent security of the same issuer.

(b)        Parallel Transactions

For access persons, if a client account has recently purchased a security, ordinarily there is no reason for the Compliance Officer (or designee) to disapprove a subsequent purchase of the same or equivalent security of the same issuer, provided all client account transactions have taken precedence over the employee's proposed transaction and there are no anticipated client account transactions in the same or equivalent security of the same issuer.  Likewise, if a client account has recently sold a security, ordinarily there is no reason for the Compliance Officer (or designee) to disapprove a subsequent sale of the same or equivalent security, so long as there are no anticipated client account transactions in the same or equivalent security of the same issuer.  Investment persons are subject to the seven-day blackout period on all proposed transactions as described in Section 2(C)(4) below.

(c)        Opposite Transactions

If any client account has, within the past seven calendar days, sold the same or equivalent security of the same issuer, the Compliance Officer (or designee) disapproves the access person's proposed security transaction if it is a purchase.  If any client account has, within the past seven calendar days, purchased the same or equivalent security of the same issuer, the Compliance Officer (or designee) will disapprove the access person's transaction if it is a sale.  Investment persons are subject to the seven-day blackout period on all proposed transactions as described in Section 2(C)(4) below.

Depending on the circumstances in each case, the Compliance Officer (or designee) may impose a "cooling-off period" longer or shorter than the seven-day period described above.  Some of these circumstances could include whether the security is thinly traded, the number and dollar volume of transactions of employees and client accounts, and the employee's involvement in the investment process. (Note:  The day of the last client account trade is counted as the first day of this five day period.)

(d)        Blackout Periods

E.          Same Day.

Access persons are prohibited from executing a securities transaction on any day during which a client account has a pending, "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn.

Exceptions.  Notwithstanding anything to the contrary, an access person may engage in transactions in the same securities or similar securities as the Funds provided that (1) the transactions are aggregated and (2) in the opinion of the trader and the Compliance Officer (or designee), the transaction is not likely to adversely affect the price at which a Fund's order will be executed.  Generally, transactions in securities with an average monthly trading volume of $100 million or more shall be presumed to meet these criteria.  In addition, an access person may engage in transactions in mutual fund shares and government securities without regard to the blackout period.

F.           Seven-Days

Investment persons are prohibited from buying or selling a security within at least seven calendar days before or after a client account trades in the same or equivalent security.  (Note:  The day of the last client account trade is counted as the first day of this seven calendar day period.)

If any client account purchases or sells a security within seven days before or after a trade by an investment person, the Compliance Officer (or designee) has the authority to require that the employee's trade be unwound or canceled.  The Compliance Officer (or designee) shall require that the employee take such action as necessary to unwind, reverse or disgorge such securities.  The Compliance Officer (or designee) shall direct the employee to relinquish any profits obtained as a result of unwinding or canceling the trade.  Any losses or associated commissions realized on trades within the prescribed period are the responsibility of the employee who executed the trade during a blackout period and as a result had to unwind or cancel the trade.

G.           30-Days

Investment persons are prohibited from profiting in the purchase and voluntary sale, or sale and voluntary purchase, of the same or equivalent security within 30 calendar days of a trade by any client account.  If such employee purchases and sells the same or equivalent security or other property of the same issuer during this 30-day blackout period, the Compliance Officer (or designee) shall direct the employee to relinquish any profits obtained from such short-term transactions.  The Compliance Officer (or designee) may adopt rules providing for exceptions upon application on a case-by case basis.

H.           Conflict of Interest Monitoring

All personal trades executed by access persons will be monitored by the Compliance Officer (or designee) for current and future conflicts of interest with client accounts.

(e)        Options

Any transaction in an option by an access person will be disapproved by the Compliance Officer (or designee) if a client account holds, at the time of the employee's proposed transaction, a long or short position in either the option itself or in the underlying security to which the option relates.  If the option and the security to which the option relates are not held by client accounts at the time of the employee's proposed transaction, the employee's transaction in the option may be approved, but only if there are no apparent conflicts of interest as a result of the pre-clearance process.

As described previously, an option relating to common stock will be treated as an "equity security" for purposes of the pre-clearance process.  If the employee has sought pre-clearance for an options transaction, the Compliance Officer (or designee) reminds the employee that pre-clearance is required for both the opening and closing transaction.  He/she also advises the employee that if the opening transaction is approved, the closing transaction could be difficult to approve due to apparent conflicts of interest or competing obligations that arise after the time the employee's opening transaction was approved.  In cases where the pre-clearance process indicates that bona fide, apparent conflicts of interest exist or where obligations to client accounts appear to be in competition with the securities transactions of employees, the first preference and priority must be given to transactions of client accounts.  Consequently, the approval of options transactions can be delayed in order to establish that first preference and priority has been given to client accounts.  Effectively, therefore, options transactions take on an added element of risk -- the rapidly declining time value of options is coupled with the need, in some cases, to delay closing transactions of individuals to ensure that first preference and priority is given to the execution of any pending client account transactions.

Because of the foregoing, employees must recognize that closing options transactions can be disapproved or delayed in certain cases and that additional risks can therefore result from engaging in options transactions.

(f)         Initial Public Offering ("IPOs")

Investment persons may not acquire direct or indirect beneficial ownership or otherwise purchase securities issued during an IPO.

(g)        Private Placements

Investment persons are prohibited from acquiring an unregistered security issued in a private (or limited) placement without the prior written approval of the Compliance Officer (or designee).  Under normal circumstances, such approval will not be withheld if the employee demonstrates in writing that:  (1) the investment is not suitable for one or more of the Adviser's clients, (2) the investment opportunity was unique to the individual circumstances of the employee, (3) the investment did not involve employment with the Adviser or its affiliated broker-dealer as a consideration by the offeree, and (4) no overreaching would or could occur.  Investment persons who have been authorized to acquire securities in a private placement must disclose such investment to the Investment Policy Committee when such investment person plays a part in any subsequent consideration of any investment in the issuer by a client account and that the client's decision to purchase securities of the issuer should be subject to an independent review by the Committee.

(h)        Non-Investment Grade Corporate Bonds

If an access person wishes to purchase a corporate bond that is held in one or more client accounts and which is currently not rated or rated less than investment grade, the Compliance Officer (or designee) disapproves the proposed transaction.  (For further details, see Section 4(K) of the Procedures adopted under the Code.)

Section 4.         Approval

Unless the employee's proposed transaction has been disapproved, the Compliance Officer (or designee) will indicate his/her approval of the transaction by signing the Pre-Clearance Form.  The form is kept on file in the Compliance Office, as required under Section 6(B) of the Procedures.

Ordinarily, the securities transactions of employees will be disapproved if they fail to meet the foregoing approval criteria.  However, in some circumstances it may be appropriate for a securities transaction to be approved even though one or more of the above criterion indicates that the transaction should be disapproved.  In such cases, the reason for justifying such a trade will be described in the "Comments" section of the Pre-Clearance Form or on a supplemental sheet to the form.

(a)        Approval Period

Execution of an approved securities transaction is permissible through the date indicated in Part I of the Pre-Clearance Form, provided that, ordinarily, execution shall be effected no later than the day following the date of the request for pre-clearance.

(b)        Procedure for Appealing Disapproved Securities Transactions

If any employee believes that a disapproved securities transaction should have been approved, he/she may appeal the decision of the Compliance Officer (or designee) by presenting a written request for approval to the President of the Adviser.

Exhibit G:  Pre-Clearance of Personal Securities Transactions Forms

PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTION FORMS

(Note: Execution of all approved transactions should be effected no later than the date following the date the request for prior approval was approved.)

PART 1:  To be completed by employee seeking pre-clearance.

1a.	Employee Name:
1b.	Employee Number:
2.	Department:
3.	Phone #:
4.	Date of Request:
5.	Name of Issuer/Security:
5a.	Quantity (specify Par/Shares/Contracts):
5b.	Is this a purchase or sell transaction?
5c.	Security Type (common stock, option, bond etc.):
5d.	CUSIP Number and TICKER Symbol:
5e.	Is this security a new issue (IPO)? [IPO's ARE PROHIBITED!!!]
5f.	Is this an unregistered, private placement or limited placement security?
5g.	Is this security a corporate bond that is unrated/below investment grade?
6.	Have you purchased or sold equivalent securities of the same issuer within the past 60 calendar days?
7.	Date by which proposed transaction is to be completed:
8.	Name of broker/dealer to provide duplicate confirmation to Compliance Office:

Employee Certification:
To the best of my knowledge, no Money Management  Advisers, Inc. client account holds or is considering the purchase or sale of the same (or equivalent) securities of this issuer.
I have read the Code of Ethics of Money Management Advisers, Inc. and The Rushmore Funds, the related Procedures (collectively, the "Code") and the Friedman, Billings & Ramsey Group, Inc. Insider Trading Compliance Procedures within the past year, and I believe that this transaction complies with the above.
Employee's Signature:

FORM FOR PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

Part II: To be completed by Compliance Officer (or designee) and Trading Desk

CUSIP Number or TICKER Symbol:
Issuer/Security Name:

1.		Has any transaction involving this security been made in any Money Management Advisers, Inc. client account within the last 7 days?
2.		Are there any pending or anticipated transactions by any Money Management Advisers, Inc, client account involving this security?
3.		Do any Money Management Advisers, Inc. client accounts currently hold this security? If Yes,

4.		(a) Qty Held (b) Date and (c) Type ("P" or "S") of last transaction/(d) "*" if any transaction is pending

5.	Reviewed By:
		(Head Trader)	(Date)
6.	Approved By:
		(Compliance Officer)	(Date)
7.
Comments: